Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

INTRODUCTION TO

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 19, 2013, The Hillman Companies, Inc. (the “Company”) acquired all of the issued and outstanding Class A common shares of H. Paulin & Co., Limited (“Paulin”) and Paulin became an indirect wholly owned subsidiary of the Company.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2012 combines the historical consolidated balance sheet of the Company as of December 31, 2012, as filed with the Securities and Exchange Commission (“SEC”) in its annual report on Form 10-K, with the historical condensed consolidated balance sheet of Paulin as of December 31, 2012, giving effect to the acquisition as if it had occurred on December 31, 2012. The unaudited pro forma condensed combined statement of comprehensive income for the year ended December 31, 2012 combines the historical consolidated statement of comprehensive income of the Company for the year ended December 31, 2012, as filed with the SEC in its annual report on Form 10-K, with the condensed historical consolidated statement of operations and comprehensive income of Paulin for the year ended December 31, 2012, giving effect to the acquisition as though it had occurred at the beginning of the period presented, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The acquisition has been accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. Under the purchase method of accounting, the total purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Paulin acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and Paulin been a combined company during the specified periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its annual report on Form 10-K for the year ended December 31, 2012. In addition, the unaudited pro forma condensed combined financial statements, including the notes thereto, are based on the historical consolidated financial statements of Paulin for the year ended December 31, 2012, which are included in Exhibit 99.1 to this current report on Form 8-K/A.

Pro forma adjustments are necessary to reflect the purchase price and purchase accounting adjustments based on preliminary estimates of the fair values of the Paulin net assets acquired. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be realized with respect to the combined companies.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED BALANCE SHEET (Unaudited)

December 31, 2012

(dollars in thousands)

	Historical Hillman	Paulin Net Assets Acquired	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$65,548	$(4,006)	$(19,216)	A,B,C	$42,326
Restricted investments	846	—	—		846
Accounts receivable	62,344	17,828	—		80,172
Inventories	113,838	60,048	(6,791)	C	167,095
Deferred income taxes	10,464	—	2,283	D,J	12,747
Other current assets	8,506	929	—		9,435

Total current assets	261,546	74,799	(23,724)		312,621
Property and equipment	68,492	8,402	6,696	C	83,590
Goodwill	455,338	—	12,447	C	467,785
Other intangibles	366,644	—	18,814	C	385,458
Restricted investments	3,399	—	—		3,399
Deferred financing fees	12,858	—	—		12,858
Investment in trust common securities	3,261	—	—		3,261
Other assets	4,255	354	—		4,609

Total assets	$1,175,793	$83,555	$14,233		$1,273,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,571	$8,551	$352	A	$41,474
Current portion of senior term loans	3,200	—	768	B	3,968
Current portion of capitalized lease and other obligations	819	—	—		819
Accrued expenses:
Salaries and wages	9,351	323	—		9,674
Pricing allowances	4,057	2,232	—		6,289
Income and other taxes	2,492	413	—		2,905
Interest	2,868	—	—		2,868
Deferred compensation	846	—	—		846
Other accrued expenses	11,397	3,808	—		15,205

Total current liabilities	67,601	15,328	1,120		84,049
Long term senior term loans	307,727	—	73,880	A,B,C	381,607
Long term capitalized lease and other obligations	245	—	—		245
Long term senior notes	272,942	—	—		272,942
Junior subordinated debentures	115,132	—	—		115,132
Deferred compensation	3,399	—	—		3,399
Deferred income taxes	117,949	351	7,109	C,D	125,409
Other non-current liabilities	6,187	—	—		6,187

Total liabilities	891,182	15,679	82,109		988,970

Common stock with put options:
Common stock, $.01 par, 5,000 shares authorized, 198.3 issued and outstanding at December 31, 2012	14,116	—	—		14,116

Commitments and contingencies
Stockholders’ Equity:
Preferred Stock:
Preferred stock, $.01 par, 5,000 shares authorized, none issued and outstanding at December 31, 2012	—	—	—		—
Common Stock:
Common stock, $.01 par, 5,000 shares authorized, 4,801.7 issued and outstanding at December 31, 2012	—	1,958	(1,958)	C	—
Additional paid-in capital	294,675	907	(907)	C	294,675
Accumulated deficit	(25,051)	64,967	(64,967)	C	(25,051)
Accumulated other comprehensive income (loss)	871	45	(45)	C	871

Total stockholders’ equity	270,495	67,876	(67,876)		270,495

Total liabilities and stockholders’ equity	$1,175,793	$83,555	$14,233		$1,273,581

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME (Unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2012

(dollars in thousands)

	Historical Hillman	Historical Paulin	Pro Forma Adjustments	Note 3	Pro Forma Combined
Net sales	$555,465	$145,985	—		$701,450
Cost of sales (exclusive of depreciation and amortization shown separately below)	275,016	110,355	3,230	E	388,601
Selling, general and administrative expenses	188,330	29,593	(5,676)	E,F	212,247
Acquisition and integration expenses	3,031	—	(2,164)	F	867
Depreciation	22,009	976	882	G	23,867
Amortization	21,752	—	700	H	22,452
Management fees to related party	155	—	—		155
Other (income) expense	4,204	(23)	—		4,181

Income from operations	40,968	5,084	3,028		49,080
Interest expense, net	41,138	252	5,981	I	47,371
Interest expense on junior subordinated debentures	12,610	—	—		12,610
Investment income on trust common securities	(378)	—	—		(378)

Income before income taxes	(12,402)	4,832	(2,953)		(10,523)
Income tax provision (benefit)	(5,168)	1,300	(1,952)	J	(5,820)

Net income (loss)	$(7,234)	$3,532	$(1,001)		$(4,703)

Net income (from above)	$(7,234)	$3,532	$(1,001)		$(4,703)
Other comprehensive income:
Foreign currency translation adjustments	1,051	11	—		1,062

Total other comprehensive income (loss)	1,051	11	—		1,062

Comprehensive income (loss)	$(6,183)	$3,543	$(1,001)		$(3,641)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

1.	Basis of Presentation:

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition, which was accounted for under the purchase method of accounting, as if it had been consummated on December 31, 2012.

The unaudited pro forma condensed combined statement of comprehensive income for the year ended December 31, 2012 has been prepared to reflect the acquisition as if it occurred on January 1, 2012.

2.	Acquisition and Purchase Price Allocation:

On February 19, 2013, the Company acquired all of the issued and outstanding Class A common shares of H. Paulin & Co., Limited (“Paulin”) and Paulin became an indirect wholly owned subsidiary of the Company. The aggregate purchase price was $103,416 paid in cash. The following table reconciles the estimated fair value of the acquired assets and assumed liabilities to the total purchase price.

Accounts receivable	$17,259
Inventory	55,051
Other current assets	2,656
Property and equipment	14,937
Goodwill	12,974
Intangibles	18,814

Total assets acquired	121,691
Less:
Deferred income taxes	5,471
Liabilities assumed	12,804

Total purchase price	$103,416

The excess of the purchase price over the net assets has been preliminarily allocated to goodwill and intangible assets pending final valuation by an independent appraisal.

A final determination of fair values may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of Paulin that existed as of the completion date of the acquisition. The final valuation may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements.

THE HILLMAN COMPANIES, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

3.	Pro Forma Adjustments:

The following is a summary of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements based on preliminary estimates, which may change as additional information is obtained.

Pro Forma Balance Sheet Adjustments

A.	To reclass $3,654 in Paulin bank debt included in cash and $352 in Paulin outstanding accounts payable checks to accounts payable.

B.	Represents $28,768 in cash paid for the acquisition, which cash the Company raised by the issuance of 10.875% Senior Notes in December 2012 and $74,648 in new debt under its Senior Term Loan Facilities.

C.	To allocate the purchase price and remove Paulin shareholders’ equity.

D.	To reflect the IFRS to US GAAP adjustment to properly display long term deferred tax liabilities and current deferred tax assets in accordance with US generally accepted accounting principles.

Pro Forma Statement of Comprehensive Income Adjustments

E.	To reclass certain Paulin wages from selling, general and administrative expenses to cost of sales.

F.	To remove $2,446 in one-time Paulin transaction fees and $2,164 in one-time Company transaction fees.

G.	To record $882 in depreciation expense on fixed assets acquired.

H.	To record $700 in amortization expense on intangible assets acquired.

I.	To record $5,981 of interest on Company debt used to finance the transaction.

J.	To record tax effect of the pro forma adjustments to the statement of comprehensive income.